EXHIBIT 10.61

                                                          October 2, 2003

Bluefly, Inc.
42 West 39th Street
New York, NY 10018

Gentlemen:

        Reference is made to the Financing Agreement entered into between us dated March 30, 2001, as amended (the "Financing Agreement").

        This will confirm that the Financing Agreement is hereby amended as follows:

        1. The following is added as a definition in Section 1 of the Financing Agreement:

                ""Discretionary Facility" shall mean an amount of up to $500,000 in excess of the Credit Accommodation which Lender could be required to make pursuant to subsection (i) of Section 2.1(a) hereof."

        2. The definition "Maximum Credit Facility" in Subsection 1.30 of the Financing Agreement is hereby deleted, and the following is substituted in its place and stead:

                "1.30 "Maximum Credit Facility" shall mean an amount equal to the lesser of (i) $10,000,000 or (ii) (a) the undrawn amount of the unexpired Standby Letter of Credit; plus (b) the lesser of (x) twenty percent (20%) of the Inventory Book Value of the Eligible Inventory (excluding any reserves or allowances that are or may be included in Borrower's books with respect to such Inventory to the extent such reserves do not exceed the amount of the Inventory Book Value of the Inventory excluded from Eligible Inventory pursuant to clause
(g) of the definition of Eligible Inventory) or (y) the Inventory Liquidation Value; or (z) Two Million Dollars ($2,000,000); plus (c) the Discretionary Facility."

        3. Section 2.1(a) of the Financing Agreement is deleted, and the following is substituted in its place and stead:

                "2.1(a) Subject to the terms and conditions of this Agreement, Lender, from time to time, at Borrower's request:

                        (i) shall make Credit Accommodations to, on behalf of or as directed by Borrower, which Credit Accommodations in the aggregate shall not exceed the Maximum Credit Facility if the definition of Maximum Credit Facility did not include subsection (ii)(c) of

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subsection 1.30; and

                        (ii) may, at its sole and absolute discretion, make additional Credit Accommodations to, on behalf of or as directed by Borrower, provided these additional Credit Accommodations do not exceed the Discretionary Facility amount and which when added together with the Credit Accommodation provided pursuant to Section 2.1(a)(i) hereof do not exceed $10,000,000."

                4. The third sentence of Section 3.1 of the Financing Agreement is deleted and the following is substituted in its place and stead:

                        "All outstanding Funded Credit Accommodations, excepting only for Credit Accommodations pursuant to the Discretionary Facility, shall be repaid by Borrower upon termination of this Agreement. The Credit Accommodations pursuant to the Discretionary Facility shall be repaid upon the earlier to occur of (i) three (3) business days after the date written demand by Lender is sent by certified mail return receipt requested, postage prepaid, to the mailing address of Borrower set forth in this Agreement or (ii) termination of this Agreement."

        Except as hereinabove specifically set forth, the Financing Agreement shall continue unmodified.

                                                     Very truly yours,

                                                     ROSENTHAL & ROSENTHAL, INC.

Agreed:                                              By: /s/ J. Michael Stanley
                                                        -----------------------
                                                     Name: J. Michael Stanley
BLUEFLY, INC.                                        Title: EVP

By: /s/ E. Kenneth Seiff
   ------------------------
Name: E. Kenneth Seiff
Title: CEO

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                                                          October 1, 2003

Quantum Industrial Partners, LDC
888 Seventh Avenue
New York, NY 10106

Gentlemen:

        Reference is made to the Financing Agreement entered into between Bluefly, Inc. and Rosenthal & Rosenthal, Inc. dated March 30, 2001, as amended (the "Financing Agreement").

        This will constitute our consent to an amendment to the Financing Agreement substantially as set forth in Exhibit A attached hereto.

                                                     Very truly yours,

                                                     ROSENTHAL & ROSENTHAL, INC.

                                                     By: /s/ J. Michael Stanley
                                                        -----------------------
                                                     Name:  J. Michael Stanley
                                                     Title: EVP

Consented to:

QUANTUM INDUSTRIAL PARTNERS, LDC

By: /s/ John F. Brown
   ---------------------
Name: John F. Brown
Title: Attorney-in-fact